Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-1 (No. 333-286654) of our report dated March 31, 2025, relating to the financial statements of Cloudastructure, Inc., for the years ended December 31, 2024 and 2023, appearing in the Annual Report on Form 10-K of Cloudastructure Inc. for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statemen.

/s/ Bush & Associates CPA, LLC

May 13, 2025
Henderson, Nevada